ERRATA SUPPLEMENT DATED NOVEMBER 4, 1994
              TO PROXY STATEMENT DATED NOVEMBER 4, 1994

                      SUPER FOOD SERVICES, INC.
                         3233 Newmark Drive
                         Dayton, Ohio  45342

                   ANNUAL MEETING OF SHAREHOLDERS
                          December 13, 1994

This Errata Supplement (the "Supplement") to the Proxy Statement (the "Proxy Statement") of Super Food Services, Inc., a Delaware corporation (the "Company"), is being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of the Company from holders of the outstanding Common Shares for use at the Annual Meeting of Shareholders to be convened on December 13, 1994 at 10 a.m., Eastern Standard Time, at the Dayton Marriott Hotel, and at any and all adjournments or postponements thereof.

The information contained herein corrects the Proxy Statement dated November 4, 1994 distributed in connection with the Annual Meeting of Shareholders. THIS SUPPLEMENT CONTAINS IMPORTANT INFORMATION AND, ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CONSIDER CAREFULLY THE INFORMATION CONTAINED HEREIN IN CONNECTION WITH EXECUTING THEIR PROXIES.

          Performance Graph

On page 10 of the Proxy Statement, the table showing the Five-Year Cumulative Total Return Among the Company, S&P 500 Index and the Peer Group should be amended to read as follows:

                           ____________________________________________________________
                           Aug. 89   Aug. 90   Aug. 91    Aug. 92   Aug. 93   Aug. 94
                           ____________________________________________________________

Super Food Services, Inc.    100       89.97     70.95      56.70     56.00    65.96
_______________________________________________________________________________________
Peer Group                   100       86.37    101.41      99.76    132.28   115.58
_______________________________________________________________________________________
S&P 500                      100       94.88    120.48     130.04    149.80   158.05
_______________________________________________________________________________________